Exhibit 99.1

NEWS RELEASE

	Contacts:	Forbes Energy Services Ltd.
L. Melvin Cooper, SVP & CFO
361-664-0549
FOR IMMEDIATE RELEASE
DRG&E
Ken Dennard, Managing Partner
Ben Burnham, AVP
713-529-6600

FORBES ENERGY SERVICES ANNOUNCES SETTLEMENT WITH

PENNSYLVANIA DEPARTMENT OF ENVIRONMENTAL PROTECTION

ALICE, TEXAS – July 13, 2010 – Forbes Energy Services Ltd. (TSX: FRB) today announced the signing of a settlement agreement with Pennsylvania’s Department of Environmental Protection (“DEP”) regarding the previously announced gas release incident which occurred on June 3, 2010. As a result of the settlement, Forbes’ two workover rigs in Pennsylvania may now return to full service.

John Crisp, Forbes Energy’s President and Chief Executive Officer, commented, “We’re pleased to have reached this settlement with the DEP and we look forward to getting back to work. We applaud the new safety protocols that have been implemented by the DEP. We believe that they will promote a safer atmosphere for our employees, the environment and the people of Pennsylvania.”

Forbes Energy Services Ltd. is an independent oilfield services contractor that provides a broad range of drilling-related and production-related services to oil and natural gas companies, primarily onshore in Texas, Mississippi, Pennsylvania and Mexico.

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